Exhibit 10.54

THIRD AMENDMENT TO

EMPLOYMENT AGREEMENT

This Third: Amendment to Employment Agreement (the “Third Amendment”) is made and entered into as of August 15, 1998, by and between KENNEDY-WILSON, INC., a Delaware corporation with its principal office located in Beverly Hills, California (the “Company”), and Freeman A. Lyle, Jr., an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of April 1, 1996, (the “Agreement”), providing for the employment Of Employee by Company pursuant to the terms of such Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified to change the Salary.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement, effective as of August 15, 1998 as follows:

1.               Section 4(i) of the Agreement is amended such that Employee’s salary effective August 15, 1998 is equal to $180,000 per annum payable on such basis as is the normal payment pattern of the Company, not to be less frequently than monthly.

Subject to the foregoing, the Employment Agreement remains in ftill force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Second amendment as of the date first above written.

“COMPANY”
KENNEDY-WILSON, INC.
A Delaware Corporation

By:	/s/ William J. McMorrow
Chief Executive Officer

“EMPLOYEE”
/s/ Freeman Lyle, Jr.